EXHIBIT 10.22
                                                                   -------------
                               PURCHASE AGREEMENT

     Agreement entered this 9th day of August, 1999 by and between CDKnet.Com, Inc, {"CDKnet") and Y2G.COM, Inc. ("Y2G").

     In consideration of the mutual promises of the parties hereto and over good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, He parties hereto agree as follows:

     1. Y2G agrees to purchase 216,000 shares of common stock of CDKnet for the aggregate purchase price of $155,000 (pursuant to the wire transfer insertions attached hereto as Schedule A).

     2. Y2G shall have the option for a period of thirty (30) days following the date hereof to (i) enter into a Purchase Agreement substantially in the form of Exhibit A hereto providing for, among other things, the purchase by Y2G of up to an additional 2,784,000 shares of common stock of CDKnet for an aggregate consideration of approximately $3,565,000, payable in accordance with the terms and conditions set forth in Exhibit A; (ii) cause CDKnet to enter into an Escrow Agreement (in connection with the Agreement set forth in Exhibit A) substantially in the form of Exhibit B hereto; and (iii) enter into a Services Agreement with CDKnet substantially in the form of Exhibit C hereto, but including definitive language with respect to CDKnet's Agreement to fully indemnify Y2G in connection with any intellectual property claims made against Y2G arising from CDKnet's services thereunder, in each case with such additions, modifications and revisions as the parties shall agree.

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     3. During the option period at least five (5) business days prior to any contemplated change in, and promptly upon its becoming aware of any other significant event affecting, CDKnet's business, opinions or prospects, including, without limitation, any of the following events: any sale of CDKnet's assets, any sale, issuance or exchange of CDKnet's securities, any default, breach or violation under any Agreement, corporate organizational docuthent, law or instruthent binding on CDKnet, any plan to file for bankruptcy protection, any plan to therge with or into another corporate entity or CDKnet's becoming aware of actual or threatened litigation against CDKnet, CDKnct shall provide Y2G with written notice describing any such plan or change. Upon receipt of any such notice, Y2G shall have the option within three (3) business days of receiving such written notice to enter into each of the Agreements set forth in
Section 2 hereof in the form of the attachthents hereto, except that with respect to the form of Services Agreement set forth in Exhibit C, CDKnct shall agree to fully indemnify Y2G in connection with any intellectual property claims made against Y2G arising from CDKnet's services thereunder.

     4. In the event that Y2G elects not to enter into the Agreements specified in Section 2 hereof prior to the expiration of the option, then Y2G may elect (within three business days following the Option Period) to cause the money paid by Y2G to CDKnet pursuant hereto to be considered a loan, bearing interest at the rate of 5% per annum, payable interest only for six months on a monthly basis in arrears, win the principal due at the end of the six month period. If Y2G makes such election, Y2G will so notify CDKnet in writing, and return to CDKnet for cancellation all of the shares of CDKnet received hereunder.

     5. CDKnet represents to Y2G the following: (a) CDKnet is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in. good standing in each jurisdiction in which

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such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not be expected to have a material adverse effect on CDKnet. CDKnet has the corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof; (b) this Agreement has been duly authorized bar all necessary corporate action on the part of CDKnet and upon the execution of this Agreement will constitute the binding obligation of CDKnet enforceable against CDKnet in accordance with its terms; (c) the execution, delivery and performance by CDKnet of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in a lien in respect of any property of CDKnet under, CDKnet's corporate charter or bylaws, or any agreement or instrument to which CDKnet is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to CDKnet or (in) violate any provision of any statute or other rule applicable to CDKnet.

     6 Except as expressly provided herein, neither party is making any representations or warranties to the other party in connection with the transactions contemplated hereby.

     7. This Agreement, including any Exhibits and Schedules, represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings, written or oral, relating to the subject matter hereof. This Agreement cannot be amended or modified except in a writing executed and delivered by the party sought to be charged therewith.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of laws provisions thereof. Each party hereby consents to the exclusive personal jurisdiction of the State of New York, and further agrees

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that the only venues for any such action shall be in the County of Nassau and
The County of New York, State of New York.

     9. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, but all of which collectively shall be deemed one Agreement.

     10. The parties may execute this Agreement by manual or facsimile signature. The signature of any party transmitted to the other party by telecopy shall be as valid and binding for all purposes as a manual signature and the receiving party shall be unconditionally entitled to rely on the same.

     11. The shares to be issued hereunder shall be imprinted with a legend restricting their transfer unless the same are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or in the reasonable opinion of CDKnet's counsel, registration is not necessary, are being purchased by Y2G for investment purposes and not with a view to, or in connection with, any distribution thereof in violation of any securities laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement first above written.

CDKNET.COM, INC.                            Y2G.COM, INC.

By:  /s/ Steven A. Horowitz                 By: /s/ Norman Weisfeld
   --------------------------------            --------------------------------
Name:    Steven A. Horowitz                 Name:   Norman Weisfeld
Title:   CEO                                Title:  Principal
Address: 595 Stewart Ave,                   Address:350 Fifth Avenue
         Garden City, NY  11530                     66th floor
                                                    New York, NY
Telecopicr No. 516-222-2665                         Telecopicr No. 212-868-2946

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                                       -5-


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                                                                       Exhibit C

     Agreement entered this ______ day of August, 1999 by and between CDKnet.Com, Inc. ("CDKnet") and Y2G.COM, Inc. ("Y2G").

     In consideration of the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

     1. During the 24 month period commencing August 1, 1999, Y2G will promote and advertise the CDKnet technology on an ongoing and exclusive basis on the Y2G website and will promote and advertise the CDKnet website presently designated as the Mix Factory site on the Y2G website. CDKnet agrees to pay Y2G reasonable and customary commissions for any other services provided to CDKnet by Y2G or any of its affiliates.

     2. In consideration of the foregoing, CDKnet will pay to Y2G $5,000 per month, payable on the tenth business day of each month during the term hereof.

     3. (a) CDKnet will create (subject to Y2G's reasonable approval) and host the Y2G/Mix Factory web site (the "Site").

         (b) Y2G will obtain, at its sole cost, all of the content to be delivered through the Site. Y2G will supply such content to CDKnct for use at the Site. Y2G represents that any and all content, packaging, advertising and other materials provided by it to CDKnet and/or utilized in connection with the Site do not and will not (i) infringe any third partys copyright, trademark rights, rights of privacy and publicity, moral rights or any other proprietary or personal rights or (ii) defame or otherwise injure the

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reputation of any person, organization or entity. This section survives the expiration hereof.

         (c) Y2G will determine the advertising to be placed at the Site and collect all fees in connection therewith.

         (d) CDKnet will charge $4.95 (which charge will include shipping and handling) plus a fee for content (which content fee will be determined by Y2G) for each CD ordered through the Site. CDKnct will collect the CD fees.

         (e) Y2G will remit to CDKnet by the tenth business day of each month 20% of the advertising fees collected by Y2G in the prior month in connection with the Site.

         (f) CDKnet will remit to Y2G by the tenth business day of each month $1.00 plus 80% of the content fee in connection with each CD ordered through the Site the fee for which was collected by CDKnet in the prior month.

         (g) The packaging and discs for any CD ordered through the Site will include the trademarks and logos of CDKnet and its licensor(s),. Y2G acknowledges that CDKnet is making no representations or warranties win respect to the CDK technology, and Y2G agrees that CDKnet shall not be liable to Y2G, or any customer of Y2G, directly or indirectly, in connection with any claim, or action for damages of any nature, pursuant to or in connection win this Agreement, other than the non-performance by CDKnet of its obligations expressly set forth herein. Y2G agrees that it will not, and will nor permit or assist any other party to: (i) reverse engineer, disassemble or decompile all or any part of the CDK technology, or any copy thereof, or(ii) without the written approval of CDKnet, use any trademark or technology of CDKnet or CDKnet's licensors other than as expressly permitted herein. This section survives the expiration hereof.

     4. This Agreement shall be governed by and construed in accordance win the laws of the State of New York without giving effect to the choice of laws provisions thereof, notwithstanding that this Agreement and the transactions contemplated herein may not have been negotiated or consummated in The State of New York. Each party hereby consents to the exclusive personal jurisdiction of the State of New York, and further agrees that the only venues for any such action shall be in the County of Nassau or the County of New York, State of New York.

     5. This Agreement may be executed in counterparts, each of which shall be deemed an original for all proposes, but all of which collectively shall be deemed one Agreement.

     6. The parties may execute this Agreement by manual or facsimile signature. The signature of any party transmitted to the other party by telecopy shall be as valid and binding for all purposes as a manual signature and the receiving party shall be unconditionally entitled to rely on the same.

     7. Either party may terminate this Agreement in its sole discretion at any time upon written notice to the other party, without any further liability to either party other than payment outstanding, if any, for the months during the term hereof prior to the termination.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement first above written.

CDKNET.COM, INC.                            Y2G,COM, INC.

By                                          BY
   -------------------------                   -------------------------
Name:                                       Name:
Title:                                      Title:

Address:                                    Address: 350 Fifth Avenue
                                                              66th floor
                                                              New York, NY

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Telecopicr No.                              Telecopicr No.

                                                                       Exhibit A

     Agreement entered this day __________ of August 1999 by and between, CDKnet.Com, Inc. ("CDKnet") and Y2G.COM, Inc. ("Y2G").

     In consideration of the mutual promises of the parties hereto and other good and valuable considerations the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

     1. Y2G agrees to purchase 3,000,000 shares of common stock of CDKnet (subject to adjustment as provided below) for the aggregate purchase price of $3,720,000, subject to adjustment as provided below, payable (pursuant to the wire transfer instructions attached hereto as Schedule A, for a new bank account established by CDKnet for this purpose, or as subsequently directed in writing by CDKnet) at the rate of $155,000 per month during the twenty-four month period commencing August 1, 1999 (the "Term"), with the first payment due upon the execution hereof.

     2. The monthly amount payable pursuant to Section 1 above (and, correspondingly, the purchase price) shall be adjusted as follows: within three business days of the end of each month during the Term hereof, CDKnet will deliver to Y2G (by telecopier) a written reconciliation of such month's collected revenues, and within one business day of delivery of such reconciliation, Y2G will wire to CDKnet the difference between $155,000 and the revenues collected net of cost of goods sold in connection therewith ("Net Revenues"). For example, if in August, 1999 CDKnet collects $30,000 of Net Revenues, then Y2G, within one business day of receiving the reconciliation, will wire $125,000 to CDKnet for September, 1999. If Net Revenues for any month exceed $155,000, then CDKnet will, within one day of preparing the reconciliation, wire to Y2G the difference between Net Revenues for such month and $155,000; provided, however that in no event shall CDKnet be required to wire Y2G any amount in the excess of the aggregate amount previously paid by Y2G to CDKnet pursuant to this Agreement; and provided further that, notwithstanding the foregoing, Y2G shall make a payment to CDKnet pursuant to this Section 2 of not less than $5,000 per month.

     3. Attached hereto as Schedule B is a pro forma present budget of CDKnet. The exact quantification of individual expense items of such budget are subject to change.

     4. The 3,000,000 shares of CDKnet common stock to be issued to Y2G pursuant to this agreement shall be delivered into escrow (pursuant to the escrow agreement attached hereto) and are to be released to Y2G as follows:

         a. 216,000 shares upon the execution hereof; and

         b. 116,000 shares by the tenth business day of each month during the Term hereof.

     5. CDKnet is attempting to market a private placement to accredited Investors to raise $2,000,000 - $4,000,000. These funds are anticipated to be used primarily for acquisitions, research and development, advertising and marketing. Y2G, in its sole discretion, may purchase up to $1,000,000 worth of the shares being offered in this private placement at any time prior to the close of business on August 31, 1999, Thereafter, prior to September 30, 1999, Y2G may, in its sole discretion purchase any unsubscribed shares remaining in the private placement.

     6. CDKnet represents to Y2G the following:

         a. As of the date of this Agreement, there are approximately 14,300,000 shares of CDICnet common stock issued and outstanding, as set forth in Schedule C, which Schedule will be delivered by CDKnet within 15 days of the execution hereof,

         b. As of the date of this Agreement, there are approximately 5,000,000 shares of CDKnct common stock reserved for issuance pursuant to outstanding options and warrants at exercise ranging from $0.60 to $2.00, as set forth in Schedule D, which Schedule will be delivered by CDKnet within 15 days of the execution hereof;

         c, As of the date of this Agreement, CDKnet has no outstanding indebtedness except as set forth in Schedule E hereto; and

         d. The parties acknowledge that CDKnet is contemplating a possible 2 for 3 reverse stock split of its common stock. Y2G agrees to vote its shares of CDKnet stock for such reverse stock split in the event the CDKnet Board of Directors votes in favor of such reverse stock split. The number of shares to be issued pursuant to Section 4 above would be subject to adjutment in accordance with such reverse stock split.

         e. CDK currently has outstanding 5.75% convertible debentures in the principal amount of $ l,500,000. CDKnet will use its best efforts to secure the conversion, at a price per share not less than the offering price in the private placement referred to in Section 5 above, of all of such outstanding convertible debentures.

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

               In the event the conversion price of the debentures is less than the private placement offering price per share, then the amount of shares to be issued to Y2G hereunder will be adjusted pro rata.

         f. CPKnet is in the process of filing a registration statetment with the Securities and Exchange Commission and will use its best efforts to file such registration statement as promptly as possible.

    7.   a.    In the event that CDKnet fails to file such registration
               statement and is therefore prohibited from trading in the Nasdaq
               OTC market, and such failure continues for thirty (30) days after written notice thereof from Y2G, then Y2G has the right, within forty-five (45) days following the end of such 30-day period, to terminate this Agreement. In the event that Y2G exercises such right to terminate this Agreement, then (1) the money paid by Y2G to CDKnet pursuant thereto shall be considered a loan, bearing interest at the rate of 5% per annum, payable interest only for two years on a quarterly basis in arrears, with the principal due at the end of the two year period; and (ii) Y2G will return to CDKnet for cancellation all of the shares of CDKnet received hereunder except for the initial 216,000 shares and the escrow agent will return to CDKnet for cancellation all shares then still in escrow.

         b. At any time subsequent to April 1, 2000, Y2G, in its sole discretion, may give CDKnet notice of its intention to terminate this Agreement effective three months from receipt of the notice, in which event Y2G will retain all of the stock released to it from escrow prior to the date of termination (with no further rights to any stock or adjustment in number of shares) and CDKnet will retain all of the monies paid and/or payable by Y2G to the date of termination.

     8. Y2G, Shai Bar Lavi and Steven Horowitz will enter into a shareholders Agreement pursuant to which they will agree to vote their shares for a Board of Directors to consist of three designees of Y2G, Steven Horowitz and two designees of Steven Horowitz, and Shai Bar Levi and one designee of Shai Bar Lavi. CDKnet will use its best efforts to have the investors in private placement enter into the shareholders agreement, and Steven Horowitz will use his best efforts to have over existing shareholders known personally to him enter into the shareholders agreement. Such shareholders agreement will terminate, inter alia, in the event this Agreement terminates prior to the expiration of the Term.

     9. Except as expressly provided herein, neither party is making any representations or Guaranties to the other party in connection with the transactions contemplated hereby.

     10. This Agreemnt, including any Exhibits an Schedules, represents the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings, written or oral, relating to the subject matter hereof. This Agreement cannot be amended or modified except in a writing executed and delivered by the party sought to be charged therewith.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of laws provisions thereof, not withstanding that this Agreement and the transactions contemplated herein may not have been negotiated or consummated in the State of New York. Each party herein consents to the exclusive personal jurisdiction of the State of New York, and further agrees that the only venues for any such action shall be in the County of Nassau and the County of New York, State of New York.

     12. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, but all of which collectively shall be deemed one Agreement.

     13. The parties may execute this Agreement by manual or facsimile signature. The signature of any party transmitted to the other party by telecopy shall be as valid and binding for all purposes as a manual signature and the receiving, party shall be unconditionally entitled to rely on the same.

     14. The shares to be issued hereunder shall be imprinted with a legend restricting their transfer unless the same are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or in the reasonable opinion of CDKnet's counsel, registration is not necessary, are being purchased by Y2G for investment purposes and not with a view to, or in connection with, any distribution thereof in violation of any securities laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement first above written.

CDKNET.COM, INC.                           Y2G.COM, INC.

By                                         By
   --------------------------                 --------------------------

Name:                                         Name:
Title:                                        Title:

Address:                                      Address: 350 Fifth Avenue
                                                       66th floor
                                                       New York, NY

Telecopier No.                                Telccopier No.

                                                                       Exhibit B

                                ESCROW AGREEMENT

     AGREEMENT, made as of this __ day of August, 1999, by and among CDKnet.Com, Inc. ("Seller"), Y2G.COM, Inc. ("Purchaser"), and ___________________________
(the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, The Seller and the Purchaser have entered into an Agreement (the "Stock Purchase Agreement"), dated of even date herewith, whereby Purchaser purchased 3,000,000 shares of Seller (subject to adjustment as set forth in The Stock Purchase Agreement) from Seller (the "Shares");

     WHEREAS, the Shares are to be held in escrow pursuant to the terms of the Stock Purchase Agreement and this Escrow Agreement;

     WHEREAS, the Escrow Agent is apprised of the terms and conditions of the Stock Purchase Agreement and agrees to act, as an escrow agent, in accordance with the terms and conditions set forth below;

     WHEREAS, the parties hereto wish to deposit and have held in escrow, the Shares (the "Escrow Deposit");

     NOW, THEREFORE, in consideration of the mutual Agreements in this Escrow Agreement and for other good and valuable consideration the sufficiency and receipt of which each of the parties hereto hereby acknowledge, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. The Seller and the Purchaser hereby appoint the Escrow Agent as escrow agent for the purposes set forth herein and the Escrow Agent hereby accepts such appointment on the terms herein provided.

     2. Establishment of Escrow.

         (a) Purchaser hereby deposits with the Escrow Agent all of the Shares other than the initial delivery to Purchaser of 216,000 shares.

         (b) Purchaser hereby deposits with the Escrow Agent all certificates or instruments representing or evidencing the Shares, including stock powers signed in blank for each such certificate or instrument;

         (c) The Escrow Agent hereby acknowledges that it holds the Escrow Deposit subject to the terms and conditions of this Escrow Agreement.

     3. Stock dividends. Ownership and Voting Rights.

         (a) In the event that during the term of this Agreement any stock dividend, reclassification, stock split, readjustment, warrant, option or right to acquire additional securities are issued with respect to the Escrow Deposit or any part thereof, or any other changes are made in the capital structure of the corporation to which the Shares relate, all such new, substituted or additional shares which Purchaser shall become entitled to receive as a result thereof shall be promptly delivered to the Escrow Agent on behalf of the Purchaser (together with appropriate instruments of transfer duly endorsed in blank) and, from and after the time Purchaser shall be entitled to receive the same, such shares shall be, and be deemed to be, part of the property shall be included in the Escrow Deposit.

         (b) During the terms of this Escrow Agreement, so long as no Event of Default has occurred and is continuing, Purchaser shall be entitled to exercise all rights to vote the Shares contained in the Escrow Deposit. In addition, in the event of a transaction in which all or substantially all of the stock of Seller is sold during the term of this Escrow Agreement so long as no Event of Default has occurred and is continuing, Purchaser will have the right, exercisable in writing within fifteen days of receiving written notice from Seller of such transaction, to accelerate all payments outstanding under the Stock Purchase Agreement (which will be calculated by multiplying $150,000 by a number equal to 24 minus the number of months elapsed from the date hereof). Purchaser must pay to Seller by wire transfer such accelerated payment within five business days of its exercise of such acceleration, upon the collection of which payment the remaining Shares will be released to Purchaser from the escrow.

     4. Events of Default. An Event of Default shall occur hereunder if (i) Purchaser shall default on any monthly installment due under the Stock Purchase Agreement and not cure such default within one business day of notice of such default, or (ii) the Stock Purchase Agreement is terminated.

     5. Application of Escrow Deposit. The Escrow Deposit shall be held in escrow under the terms of this Escrow Agreement and released by The Escrow Agent upon the following terms:

         (a) Escrow Agent shall deliver 116,000 shares from the Escrow Deposit to Purchaser on the tenth business day of each month commencing with August 1999.

         (b) Upon joint written notice and instruction from the Seller and the Purchaser that the Escrow Deposit, or any portion thereof, should be disbursed, the Escrow Agent shall make such disbursement in accordance with the directions set forth in such joint written notice and instruction.

         (c) If at any time, or from time to time, the Seller delivers to the Escrow Agent and the Purchaser written notice (the "Sellers Notice") asserting that there has occurred an Event of Default, then the Escrow Agent shall disburse the Escrow Deposit to the Seller on the fifteenth business day following receipt of the Sellers Notice; provided that if the Escrow Agent receives written notice from the Purchaser prior to such fifteenth business day that a dispute exists with respect to the claims made in the Sellers Notice (the "Purchaser Dispute Notice"), which purchaser Dispute Notice shall state the basis of such dispute, the Escrow Agent shall

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

continue to hold the Escrow Deposit until directed otherwise pursuant to paragraph (b) above or (d) below.

         (d) If the Escrow Agent timely receives a Purchaser Dispute Notice, the Escrow Agent shall retain the Escrow Deposit until the first to occur of the following:

                  (i) receipt by the Escrow Agent of a joint written notice from the Seller and the Purchaser pursuant to paragraph (b) above, in which case the Escrow Agent shall disburse the Escrow Deposit (or applicable portions thereof) as set for in such joint written notice; or

                  (ii) upon a final non-appealable judgment or final non-appealable order from a court of competent jurisdiction resolving the dispute, in which case the Escrow Agent shall disburse the Escrow Deposit in accordance therewith.

     6. Duties of Escrow Agent.

         (a) The Escrow Agent shall not be liable for any action taken in good faith and believed by it to be authorized or within the rights and powers conferred upon it by this Escrow Agreement and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith. The Escrow Agent shall not have duties or obligations other than as stated herein, and shall be protected when acting upon any notice certificate or other communication not only as to its execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it shall have in good faith believed to have been valid and to have been signed or presented by a proper person or persons.

         (b) The Escrow Agent shall not be bound by any notice or demand with respect hereto, or any waiver, modification, amendment, termination or revision of this Escrow Agreement unless delivered in writing to the Escrow Agent and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The Escrow Agent shall not be liable or responsible for anything done or omitted to be done by it in good faith, it being understood that its liability hereunder shall be limited solely to willfull misconduct or gross negligence on its part. The Escrow Agent may rely and shall be protected from acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into the authority of any person acting in connection herewith or into the genuineness of any signature.

     7. Indemnification of Escrow Agent. The Seller and the Purchaser shall jointly and severally indemnify and hold the Escrow Agent, its employees, officers, agents, successors and assigns harmless from and against any and all loss, cost, damages or expenses (including reasonable attorneys' fees) it may sustain by reason of the Escrow Agent's service as escrow agent hereunder, except such a loss, cost, damage or expense (including attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the provisions of Paragraph 6 hereof.

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

     8. Resignation of the Escrow Agent. The Escrow Agent, or any successor which is hereafter appointed, may at any time resign by giving not less than thirty (30) days written notice to the Seller and the Purchaser and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent. In the event of any such resignation, a successor Escrow Agent shall be promptly appointed by Seller and Purchaser. Any such successor Escrow Agent shall deliver to Seller and Purchaser a written instrument accepting such appointment hereunder and thereupon he, she or it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the properties held by the predecessor Escrow Agent hereunder. In the event that Purchaser and Seller fail to appoint a successor Escrow Agent prior to the expiration of the notice period provided in this Paragraph 8., then Escrow Agent, upon expiration of such notice period, may file a suit in interpleader in a court of competent jurisdiction and deliver to such Court this Escrow Agreement and the Escrow Deposit, as set; forth in Paragraph 10 below. The Escrow Agent will be relieved from any further obligations hereunder upon delivery of the Escrow Deposit to such successor Escrow Agent or the Court.

     9. Investment of Escrow Deposit. Any and all assets in the Escrow Deposit that may be invested shall be invested by the Escrow Agent in an interest-bearing account of the Escrow Agent's choosing, with any and all interest earned on said assets added to the Escrow Deposit.

     10. Remedies of the Escrow Agent.

         (a) In the event of any dispute hereunder, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall have the right to (i) stop all further proceedings in, and performance of, this Escrow Agreement and instructions received hereunder, and/or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction remand all persons involved to interplead and litigate in such court their several claims and rights with respect to the Escrow Deposit and to deliver this Escrow Agreement and Escrow Deposit into Court whereupon the Escrow Agent will be relieved from any further obligations hereunder.

         (b) While any legal proceeding arising out of this Escrow Agreement is pending, the Escrw Agent shall have the right to stop all further proceedings in, and performance of, this Escrow Agreement and instructions received hereunder until all differences shall have been resolved by agreement or a final order.

         (c) The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Escrow Agent for the proposes of Paragraph 1 of this Agreement.

     11. Miscellaneous.

         (a) This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (b) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, by express, certified or registered mail, return receipt requested, with postage prepaid, or if sent priority overnight, next day delivery, by a nationally recognized overnight courier service that regularly maintains records of items picked up and delivered to the addresses set forth above. Notices delivered personally shall be deemed communicated as of the date of actual receipt, mailed notices shall be deemed communicated as of the date two (2) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending. For purposes of notice, the addresses shall be:

               If to Seller:

               ---------------------------------
               ---------------------------------
               ---------------------------------

               If to Purchaser:

               ---------------------------------
               ---------------------------------
               ---------------------------------

               If to Escrow Agent:

               ---------------------------------
               ---------------------------------
               ---------------------------------

               In each case, with a
               copy to:

               ---------------------------------
               ---------------------------------
               ---------------------------------

         (c) All questions pertaining to the validity, construction, execution and performance of this Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts or choice of law principles thereof. Any action, suit or of proceeding initiated by either party hereto against the other under or in connection with this Escrow Agreement shall be brought in either Federal or state court in the state of New York, County of Nassau, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter hereof. All of the parties to this Escrow Agreement hereby submit themselves to the jurisdiction of such court.

         d) The headings of the sections of this Escrow Agreement are inserted for convenience only and shall not constitute a part or affect in any way the meaning or interpretation of this Escrow Agreement.

         (e) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. This Agreement shall be binding upon the execution and delivery by facsimile by all parties to this Agreement as if the same were manually executed and delivered by such parties. The parties agree to promptly deliver to each other original executed counterparts of this Agreement

         (f) This Escrow Agreement may be amended, modified or supplemented only by an instrument in writing executed by the Seller, the Purchaser and the Escrow Agent.

         (g) This Escrow Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

ESCROW AGENT:                           Seller:

By:                                     By:

Purchaser:

By:

         STATE OF NEW YORK )
                           )        ss.:
         COUNTY OF         )

         On this ___ day of _________, 199_, before me came______________ , to me known to be the ____________________ of Y2G.COM, INC., and who executed the foregoing agreement and acknowledged that he executed the same by the authority of and at the direction of the board of directors of said company.

----------------------------
Notary Public


         STATE OF NEW YORK )
                           )        ss.:
         COUNTY OF         )

         On this __ day of __________ , 199_, before me came _______________, to me known to be the ____________________ of CDKNET.COM, INC., and who executed the foregoing agreement and acknowledged that he executed the same by the authority of and at the direction of the board of directors of said company.

----------------------------
Notary Public


         STATE OF NEW YORK )
                           )        ss.:
         COUNTY OF         )

         On this __ day of __________ , 199_, before me came _______________, to me known to be the ____________________ of _____________________, and who
executed the foregoing agreement and acknowledged that he executed the same by the authority of and at the direction of the board of directors of said company.

----------------------------
         Notary Public